Exhibit 1.1

PORTLAND GENERAL ELECTRIC COMPANY

10,100,000 Shares of common stock, no par value

Underwriting Agreement

October 25, 2022

Barclays Capital Inc.
J.P. Morgan Securities LLC

As Representatives of the
several Underwriters listed
in Schedule 1 hereto

c/o

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

Portland General Electric Company, an Oregon corporation (the “Company”), confirms its agreement with the several underwriters set forth in Schedule 1 attached hereto (the “Underwriters,” which term, when the context permits, shall also include any underwriters substituted as hereinafter in Section 11 provided), for whom Barclays Capital Inc. and J.P. Morgan Securities LLC are acting as representatives (the “Representatives”), the Forward Sellers (as defined herein) and the Forward Purchasers (as defined herein), with respect to (a) subject to Section 8 hereof, the sale (the “Forward Sale”) by each of Barclays Capital Inc. and J.P. Morgan Securities LLC (in such capacity, each, a “Forward Seller” and together, the “Forward Sellers”), acting severally and not jointly, of the respective number of shares of the Company’s common stock, no par value (the “Stock”), to be sold by them as set forth under the headings “Number of Borrowed Firm Shares to be Purchased from Barclays” and “Number of Borrowed Firm Shares to be Purchased from JPMorgan,” respectively, in the first table on Schedule 1 hereto (collectively, the “Borrowed Firm Shares”) and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Borrowed Firm Shares sold to each of them by the respective Forward Sellers as set forth under such headings in such table and (b) the grant to the several Underwriters of the option described in Section 2(a)(iii) hereof to purchase all or any portion of an additional 1,515,000 shares of Stock.

In connection with the Forward Sale, each of Barclays Bank PLC and JPMorgan Chase Bank, National Association, in its capacity as a party to a Forward Sale Agreement (as defined herein) (as such, a “Forward Purchaser” and, together, the “Forward Purchasers”), has entered into a letter agreement, dated October 25, 2022 (each, a “Forward Sale Agreement” and collectively, the “Forward Sale Agreements”), with the Company, pursuant to which the Company has agreed to sell, and each Forward Purchaser has agreed to purchase the number of shares of Stock set forth opposite such Forward Purchaser’s name under the heading “Number of Shares to be Purchased” in the second table on Schedule 1 hereto, subject to the terms and conditions of the Forward Sale Agreements, including the Company’s right to elect Cash Settlement or Net Share Settlement (each as defined in the Forward Sale Agreements).

The Borrowed Firm Shares and any Company Top-Up Firm Shares (as defined herein) are hereinafter collectively referred to as the “Firm Shares.”  Any shares of Stock sold to the Underwriters by the Forward Sellers pursuant to Section 2(a)(iii) hereof upon exercise of the option described in Section 2(a)(iii) hereof are herein referred to as the “Borrowed Option Shares,” and any shares of Stock sold to the Underwriters by the Company pursuant to Section 2(a)(iii) or Section 2(a)(v) hereof upon exercise of the Underwriters’ option, together with any Company Top-Up Option Shares (as defined herein), are herein referred to as the “Company Option Shares.”  The Borrowed Option Shares and the Company Option Shares are hereinafter collectively referred to as the “Option Shares.”  The Company Top-Up Firm Shares and the Company Option Shares are hereinafter collectively referred to as the “Company Shares.”  The Borrowed Firm Shares and the Borrowed Option Shares are hereinafter collectively referred to as the “Borrowed Shares.”  The Borrowed Shares and the Company Shares are hereinafter collectively referred to as the “Shares.” This Agreement, the Forward Sale Agreements and any Additional Forward Sale Agreements (as defined herein) are hereinafter collectively referred to as the “Transaction Documents.”

The Company hereby confirms its agreement with the several Underwriters, each Forward Purchaser and each Forward Seller concerning the purchase and sale of the Shares, as follows:

1          Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act on Form S-3 (File No. 333- 266454), including a base prospectus dated August 2, 2022 (the “Base Prospectus”), relating to the Shares. Such registration statement, as amended on the date hereof, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the Base Prospectus (and any amendments or supplements thereto relating to the Shares) and any preliminary prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act (and any amendments thereto), and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares (and any amendments thereto). If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex B, the “Pricing Disclosure Package”): a Preliminary Prospectus dated October 25, 2022 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

“Applicable Time” means 7:00 P.M., New York City time, on October 25, 2022.

2          Purchase of the Shares.

(a)
On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth:

(i)
Each Forward Seller, severally and not jointly, agrees to sell to each Underwriter, and each Underwriter shall purchase from such Forward Seller, severally and not jointly, at a purchase price of $41.76375 per share (the “Purchase Price”), that number of Borrowed Firm Shares set forth in the first table on Schedule 1 opposite the name of such Underwriter in the column pertaining to such Forward Seller.

(ii)
The Company agrees to sell to each Underwriter, and each Underwriter shall purchase from the Company, severally and not jointly, at the Purchase Price, a number of Company Top-Up Firm Shares, if any, that bears the same proportion to the total number of Company Top-Up Firm Shares as the number of Borrowed Firm Shares set forth in the first table on Schedule 1 hereto opposite the name of such Underwriter (or such number increased as set forth in Section 11) bears to the total number of Borrowed Firm Shares on such table (subject, however, to such adjustments to eliminate any fractional shares as the Representatives in their sole discretion may determine).

(iii)
The Company and the Forward Sellers hereby grant to the Underwriters the right to purchase at their election up to 1,515,000 Option Shares, if any, at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares (the “Option Purchase Price”). Any such election to purchase Option Shares may be exercised in whole or in part at one or more times only by written notice from the Representatives to the Company (each, an “Option Notice”), given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Option Shares as to which the Underwriters are then exercising the option and the time and date on which such Option Shares are to be delivered, as determined by the Representatives but in no event earlier than the Closing Date or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such Option Notice. The Company may, in its sole discretion, within one business day after such Option Notice is given, execute and deliver to each of the Forward Sellers an additional letter agreement substantially in the form of the Forward Sale Agreement entered into with the relevant Forward Purchaser, with changes to reflect the number of Borrowed Option Shares and mechanical changes to reflect the fact that such additional letter agreement relates to the Borrowed Option Shares rather than the Borrowed Firm Shares (each, an “Additional Forward Sale Agreement” and collectively, the “Additional Forward Sale Agreements”) providing for the forward sale by the Company, subject to the terms and conditions of such Additional Forward Sale Agreement, including the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreement), of a number of shares of Stock that bears the same proportion to the total number of Option Shares set forth in such Option Notice as the number of shares of Stock set forth in the second table on Schedule 1 hereto opposite the name of such Forward Purchaser bears to the total number of shares of Stock on such table (subject, however, to such adjustments to eliminate any fractional shares as the Representatives in their sole discretion may determine).  Upon the Company’s execution and delivery to each Forward Seller of each such Additional Forward Sale Agreement, each Forward Purchaser shall promptly execute and deliver its Additional Forward Sale Agreement to the Company. Upon such execution and delivery to the Company, each Forward Seller, severally and not jointly, agrees to sell to each Underwriter, and each Underwriter shall purchase from such Forward Seller, severally and not jointly, at the Option Purchase Price, a number of Borrowed Option Shares that bears the same proportion to the total number of Borrowed Option Shares as the number of Borrowed Firm Shares set forth in the first table on Schedule 1 hereto opposite the name of such Underwriter (or such number increased as set forth in Section 11) bears to the total number of Borrowed Firm Shares on such table (subject, however, to such adjustments to eliminate any fractional shares as the Representatives in their sole discretion may determine).

(iv)
The Company agrees to sell to each Underwriter, and each Underwriter shall purchase from the Company, severally and not jointly, at the Option Purchase Price, a number of Company Top-Up Option Shares, if any, that bears the same proportion to the total number of Company Top-Up Option Shares as the number of Borrowed Firm Shares set forth in the first table on Schedule 1 hereto opposite the name of such Underwriter (or such number increased as set forth in Section 11) bears to the total number of Borrowed Firm Shares on such table (subject, however, to such adjustments to eliminate any fractional shares as the Representatives in their sole discretion may determine).

(v)
If the Company does not timely execute and deliver one or more Additional Forward Sale Agreements pursuant to Section 2(a)(iii) hereof, then the Company agrees to sell to each Underwriter, and each Underwriter shall purchase from the Company, severally and not jointly, at the Option Purchase Price, a number of Option Shares underlying the Additional Forward Sale Agreement(s) that were not so executed and delivered that bears the same proportion to the total number of Option Shares as the number of Borrowed Firm Shares set forth in the first table on Schedule 1 hereto opposite the name of such Underwriter (or such number increased as set forth in Section 11) bears to the total number of Borrowed Firm Shares on such table (subject, however, to such adjustments to eliminate any fractional shares as the Representatives in their sole discretion may determine).

(b)
If with respect to the Borrowed Firm Shares underlying any Forward Sale Agreement (i) any of the conditions to effectiveness of such Forward Sale Agreement set forth therein have not been satisfied at the Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the Closing Date or (iii) any of the conditions set forth in Section 6 hereof have not been satisfied on or prior to the Closing Date (clauses (i) through (iii) of this Section 2(b), together, the “Conditions”), the Forward Seller affiliated with the Forward Purchaser that is party to such Forward Sale Agreement, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters such Borrowed Firm Shares otherwise deliverable by such Forward Seller hereunder. In addition, if, in a Forward Purchaser’s good faith and commercially reasonable judgment, (A) its affiliated Forward Seller is unable, after using commercially reasonable efforts, to borrow and deliver for sale under this Agreement a number of shares of Stock equal to the number of the Borrowed Firm Shares to be sold by such Forward Seller, or (B) such Forward Seller would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement) of more than a rate equal to 200 basis points per annum to borrow and deliver for sale under this Agreement a number of shares of Stock equal to the number of the Borrowed Firm Shares to be sold by such Forward Seller, then such Forward Seller shall only be required to deliver for sale to the Underwriters on the Closing Date the aggregate number of shares of Stock that such Forward Seller is able to borrow at or below such Stock Loan Fee.

(c)
If the Company has entered into an Additional Forward Sale Agreement with a Forward Purchaser pursuant to Section 2(a)(iii) hereof, and if with respect to the Borrowed Option Shares underlying such Additional Forward Sale Agreement (i) any of the conditions to effectiveness of such Additional Forward Sale Agreement set forth therein have not been satisfied at the related Additional Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to such Additional Closing Date or (iii) any of the conditions set forth in Section 6 hereof have not been satisfied on or prior to such Additional Closing Date (clauses (i) through (iii) of this Section 2(c), together, the “Additional Conditions”), the Forward Seller affiliated with the Forward Purchaser that is party to such Forward Sale Agreement, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters such Borrowed Option Shares otherwise deliverable by such Forward Seller hereunder.  In addition, if, in a Forward Purchaser’s good faith and commercially reasonable judgment, (A) its affiliated Forward Seller is unable, after using commercially reasonable efforts, to borrow and deliver for sale under this Agreement a number of shares of Stock equal to the number of the Borrowed Option Shares to be sold by such Forward Seller, or (B) such Forward Seller would incur a Stock Loan Fee (as defined under the relevant Additional Forward Sale Agreement) of more than a rate equal to 200 basis points per annum to borrow and deliver for sale under this Agreement a number of shares of Stock equal to the number of the Borrowed Option Shares to be sold by such Forward Seller, then such Forward Seller shall only be required to deliver for sale to the Underwriters on the relevant Additional Closing Date the aggregate number of shares of Stock that such Forward Seller is able to borrow at or below such Stock Loan Fee.

(d)
If a Forward Seller elects pursuant to Section 2(b) or 2(c) hereof (in the event that the Forward Purchasers have entered into Additional Forward Sale Agreements with the Company pursuant to Section 2(a)(iii) hereof) not to borrow and deliver for sale to the Underwriters on the Closing Date or Additional Closing Date, as applicable, the total number of Borrowed Firm Shares or Borrowed Option Shares, respectively, otherwise deliverable by it hereunder, then such Forward Seller shall notify the Company no later than 5:00 p.m., New York City time, on the business day immediately preceding such Closing Date or such Additional Closing Date, as applicable.

(e)
The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter, Forward Purchaser or Forward Seller (a “Participating Affiliate”).

(f)
(i) The Forward Sellers (with respect to the Borrowed Shares) and/or the Company (with respect to any Company Shares) will deliver the Shares, with transfer taxes thereon duly paid, to the Underwriters in book entry form through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriters against payment of the purchase price in Federal (same day) funds by wire transfer to an account of the relevant Forward Seller (with respect to the Borrowed Shares) specified by the relevant Forward Seller and/or to an account of the Company (with respect to any Company Shares), as the case may be, in connection with the closing of such transactions, at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, at 10:00 A.M., New York City time, in the case of the Firm Shares, on October 28, 2022 (unless such time and date are postponed in accordance with Section 10 or Section 11 hereof), or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives, the Forward Sellers and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the Option Notice. The time and date of such payment for the Firm Shares is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.  Payment for the Shares to be purchased on the Closing Date or any Additional Closing Date, as the case may be, shall be made by the Underwriters to the Forward Sellers (in the case of any Borrowed Shares) or the Company (in the case of any Company Shares), as the case may be, against delivery by the Forward Sellers (in the case of any Borrowed Shares) or the Company (in the case of any Company Shares) to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such Closing Date or relevant Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

(g)
The Company acknowledges and agrees that the Underwriters, the Forward Purchasers and the Forward Sellers are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Underwriters, the Forward Purchasers and the Forward Sellers are advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and none of the Underwriters, the Forward Purchasers and the Forward Sellers shall have any responsibility or liability to the Company with respect thereto. Any review by the Underwriters, the Forward Purchasers or the Forward Sellers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters, the Forward Purchasers or the Forward Sellers, as the case may be, and shall not be on behalf of the Company.

3          Representations and Warranties.

A          Representations and Warranties of the Company. The Company represents and warrants to and agrees with each Underwriter, each Forward Purchaser and each Forward Seller that:

(a)
Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter, any Forward Purchaser or any Forward Seller furnished to the Company in writing by such Underwriter, such Forward Purchaser or such Forward Seller through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter, any Forward Purchaser or any Forward Seller consists of the information described as such in Section 7(b) hereof.

(b)
Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter, any Forward Purchaser or any Forward Seller furnished to the Company in writing by such Underwriter, such Forward Purchaser or such Forward Seller through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter, any Forward Purchaser or any Forward Seller consists of the information described as such in Section 7(b) hereof.

(c)
Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) being an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives, the Forward Purchasers and the Forward Sellers. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter, any Forward Purchaser or any Forward Seller furnished to the Company in writing by such Underwriter, such Forward Purchaser or such Forward Seller through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter, any Forward Purchaser or any Forward Seller consists of the information described as such in Section 7(b) hereof.

(d)
Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of any Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter, any Forward Purchaser or any Forward Seller furnished to the Company in writing by such Underwriter, such Forward Purchaser or such Forward Seller through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter, any Forward Purchaser or any Forward Seller consists of the information described as such in Section 7(b) hereof.

(e)
Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)
Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, except as disclosed therein, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information relating to the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(g)
No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Stock under any existing stock incentive plan or employee stock purchase plan described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), any material change in the short term debt of the Company or any of its subsidiaries (which change has had or would reasonably be expected to have a material adverse effect on the Company’s ability to meet its current obligations as they become due) or any material change in the long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any development that has had, or would reasonably be expected to have, a material adverse effect on the business, properties, management, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; (ii) other than in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries, taken as a whole, and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case of clause (i), (ii) and (iii) above as is otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h)
Organization, Active Status and Good Standing. The Company has been duly organized and is validly existing in active status as a corporation under the laws of the State of Oregon, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial condition or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company has no significant subsidiaries.

(i)
Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except (i) as described in or expressly contemplated by, or (ii) for any shares or awards, including the settlement of dividend equivalent rights, issued pursuant to any stock incentive plan or employee stock purchase plan or dividend reinvestment plan of the Company disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party. The maximum number of shares of Stock deliverable to the Forward Purchasers in the aggregate pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreements or Additional Forward Sale Agreements, as the case may be) or otherwise, have been duly authorized and reserved for issuance and, when issued and delivered by the Company to the Forward Purchasers pursuant to the Forward Sale Agreements or such Additional Forward Sale Agreements, as the case may be,  against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the Forward Sale Agreements or such Additional Forward Sale Agreements, as the case may be, will be validly issued, fully paid and non-assessable, and the stockholders of the Company will have no preemptive rights with respect to such shares of Stock.

(j)
Stock Options. The Company has not granted any stock options.

(k)
Due Authorization. The Company has full right, power and authority to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder; and all action required to be taken for the due authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(l)
Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m)
The Shares. The Company Shares, if any, to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of such Company Shares is not subject to any preemptive or similar rights. The shares of Stock to be issued and sold by the Company under each Forward Sale Agreement and any Additional Forward Sale Agreement have been duly authorized and, when issued and delivered and paid for as provided therein, will be duly and validly issued, will be fully paid and non-assessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of such shares of Stock is not subject to any preemptive or similar rights.

(n)
Other Transaction Documents. Each Forward Sale Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with the terms thereof subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.  Each Additional Forward Sale Agreement, if any, will be duly authorized, executed and delivered by the Company and will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with the terms thereof subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

(o)
Descriptions of the Transaction Documents. The descriptions of each Transaction Document contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, insofar as they purport to constitute summaries of certain terms of such Transaction Documents, constitute accurate summaries of such terms of such Transaction Documents in all material respects.

(p)
No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)
No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Company Shares, if any, the issuance, sale and delivery of any shares of Stock by the Company to each Forward Purchaser pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement to which such Forward Purchaser is a party pursuant to Physical Settlement or Net Share Settlement and the consummation of the transactions by the Company contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation by the Company of any law or statute or any judgment, order, rule or regulation applicable to the Company of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except (x) in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (y) in the case of clause (iii) above, for any such violation that may arise (A) under applicable state securities laws or rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or any foreign laws or statutes in connection with the purchase, sale and distribution of the Shares by the Underwriters or (B) as a result of the legal or regulatory status of any person (other than the Company) or because of any other facts specifically pertaining to such person.

(r)
No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required of the Company for (i) the execution, delivery and performance by the Company of each of the Transaction Documents, (ii) the issuance and sale of the Company Shares, if any, (iii) the issuance, sale and delivery of any shares of Stock by the Company to each Forward Purchaser pursuant to the applicable Forward Sale Agreement and any Additional Forward Sale Agreement to which such Forward Purchaser is a party pursuant to Physical Settlement or Net Share Settlement and (iv) the consummation by the Company of the transactions contemplated by the Transaction Documents, except (A) such as have been obtained or made, (B) for the registration of the Shares under the Securities Act and (C) such consents, approvals, authorizations, orders and registrations or qualifications (1) as may be required under applicable state securities laws or rules and regulations of the FINRA or any foreign laws or statutes in connection with the purchase and distribution of the Shares by the Underwriters, the Forward Purchasers and the Forward Sellers, (2) as described in the Disclosure Package and the Prospectus or (3) as may be applicable as a result of the legal or regulatory status of any person (other than the Company) or because of any other facts specifically pertaining to such person.

(s)
Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory actions, suits or proceedings or, to the knowledge of the Company, investigations pending to which the Company or any of its subsidiaries is or, to the knowledge of the Company, may reasonably be expected to be a party or to which any property of the Company or any of its subsidiaries is or, to the knowledge of the Company, may reasonably be expected to be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(t)
Independent Accountants. Deloitte & Touche LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u)
Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (iii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v)
Intellectual Property. (i) The Company and its subsidiaries own or have the right to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) the Company’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and its subsidiaries have not received any written notice of any claim relating to Intellectual Property; and (iv) to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(w)
Cyber Security; Data Protection Compliance. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(x)
Investment Company Act. The Company is not and, after giving effect to (i) the offering and sale of the Company Shares, if any, and the application of the proceeds thereof and (ii) the issuance, sale and delivery of Stock upon settlement of each Forward Sale Agreement and any Additional Forward Sale Agreement and the application of the proceeds thereof, if any, upon such settlement, in each case as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(y)
Public Utility Holding Company Act. The Company is not a “holding company” under the Public Utility Holding Company Act of 2005. The Company is a (i) “public utility” subject to the jurisdiction of the Federal Energy Regulatory Commission under the Federal Power Act, as amended (“FPA”), and (ii) a “natural gas company” subject to the jurisdiction of the Federal Energy Regulatory Commission under the Natural Gas Act, as amended (“NGA”) and the Natural Gas Policy Act, as amended (“NGPA”). The Company is in compliance with the FPA, the NGA and the NGPA and with all applicable rules, regulations, requirements, orders, certificates and tariffs of the Federal Energy Regulatory Commission, except to the extent that any noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(z)
Taxes. The Company and its subsidiaries have filed, directly or indirectly as part of a consolidated or unitary group, all federal, state, local and foreign tax returns that have been required to be filed through the date hereof and have paid all taxes indicated by such returns and all assessments received by them to the extent that such taxes have become due, except in each case where the failure to pay or file would not reasonably be expected to have a Material Adverse Effect. All tax liabilities have been adequately provided for in the financial statements of the Company, except as would not reasonably be expected to have a Material Adverse Effect, and, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company does not know or have reason to know of any actual or proposed additional tax assessments which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa)
Licenses and Permits. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization that would not reasonably be expected to have a Material Adverse Effect.

(bb)
No Labor Disputes. (i) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and (ii) the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except with respect to clauses (i) and (ii) above as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)
Compliance with and Liability under Environmental Laws. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company and its subsidiaries (A) are, and to the knowledge of the Company at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined below) or threat of Release of Hazardous Materials (as defined below) (collectively, “Environmental Laws”), (B) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (C) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, other than with respect to such notices as have been fully resolved and for which no costs, obligations or damages remain, (D) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (E) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law; and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd)
Hazardous Materials. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(ee)
Compliance with ERISA.  Except as would not reasonably be expected to have a Material Adverse Effect or as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is sponsored by the Company or any member of its “Controlled Group” (as defined in Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) (each, a “Plan”) is in compliance with all presently applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no Plan has engaged in a non-exempt and uncorrected prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard applicable to such Plan for the most recent year has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is expected by the Company to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no Plan subject to Title IV of ERISA has experienced or is reasonably expected to experience a “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations thereunder) for which the 30- day notice requirement has not been waived that either has resulted, or could reasonably be expected to result, in liability to the Company or its subsidiaries under Title IV of ERISA; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) with respect to a Plan (or a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (vii) to the knowledge of the Company, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, or the Pension Benefit Guaranty Corporation with respect to any Plan. Except as would not reasonably be expected to have a Material Adverse Effect or as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) in the current fiscal year compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year.

(ff)
Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(gg)
Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the Company’s knowledge there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(hh)
eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ii)
Insurance. Except as would not reasonably be expected to have a Material Adverse Effect or as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) the Company and its subsidiaries currently maintain insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and (b) neither the Company nor any of its subsidiaries believes that it will not be able to renew its existing insurance coverage in amounts and against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(jj)
No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(kk)
Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll)
No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, Crimea and the so-called Donetsk People’s Republic or so-called Luhansk People’s Republic or any other covered region of Ukraine identified pursuant to Executive Order 14065 (each, a “Sanctioned Country”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Company Shares, if any, or the proceeds, if any, due upon settlement of any Forward Sale Agreement or any Additional Forward Sale Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.  For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(mm)
No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than the Transaction Documents) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter, any Forward Purchaser or any Forward Seller for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(nn)
No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(oo)
No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(pp)
Sarbanes-Oxley Act. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

(qq)
Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act. The Company will pay the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(rr)
Oregon Public Utility Commission Order. Oregon Public Utility Commission Order No. 22-284 (the “OPUC Order”) is in full force and effect and the issuance of the Company Shares will conform to the provisions of the OPUC Order.

B          Representations and Warranties of the Forward Sellers. Each Forward Seller, severally and not jointly, represents and warrants to, and agrees with, the Underwriters and the Company that:

(a)
Due Authorization. This Agreement has been duly authorized, executed and delivered by the Forward Purchaser affiliated with such Forward Seller and, on the Closing Date and at each Additional Closing Date (if any), such Forward Seller will have full right, power and authority to sell, transfer and deliver the Borrowed Firm Shares or Borrowed Option Shares, as the case may be, to the extent that it is required to transfer such Borrowed Firm Shares or Borrowed Option Shares, as applicable, hereunder.

(b)
Authorization of Forward Sale Agreements and Additional Forward Sale Agreements. Each Forward Sale Agreement has been duly authorized, executed and delivered by the Forward Purchaser that is party to such Forward Sale Agreement and constitutes a valid and binding agreement of such Forward Purchaser, and assuming due authorization, execution and delivery by the Company, is enforceable against such Forward Purchaser in accordance with the terms thereof subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.  Each Additional Forward Sale Agreement, if any, shall be duly authorized, executed and delivered by the Forward Purchaser that is party to such Additional Forward Sale Agreement and shall constitute a valid and binding agreement of such Forward Purchaser, and assuming due authorization, execution and delivery by the Company, is enforceable against such Forward Purchaser in accordance with the terms thereof subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

(c)
Right to Transfer. Such Forward Seller will, on the Closing Date and on any Additional Closing Date, as the case may be, have the free and unqualified right to transfer any Borrowed Firm Shares or any Borrowed Option Shares, as the case may be, to the extent that it is required to transfer such Borrowed Firm Shares or Borrowed Option Shares, as applicable, hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Firm Shares or Borrowed Option Shares, as the case may be, and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Borrowed Firm Shares or Borrowed Option Shares, as applicable, purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

(d)
Agent.  Each Forward Seller is acting as an agent for its affiliated Forward Purchaser in connection with the transactions contemplated hereby.

4          Further Agreements of the Company. The Company covenants and agrees with each Underwriter, each Forward Purchaser and each Forward Seller that:

(a)
Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and during the Prospectus Delivery Period (as defined below); and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters, the Forward Purchasers and the Forward Sellers in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives, the Forward Purchasers or the Forward Sellers may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)
Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, the Forward Purchasers and the Forward Sellers, a photocopy of the signed Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter, the Forward Purchasers and the Forward Sellers (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters, the Forward Purchasers or the Forward Sellers a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer, the Forward Purchasers or the Forward Sellers.

(c)
Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Representatives, the Forward Purchasers, the Forward Sellers and counsel for the Underwriters, the Forward Purchasers and the Forward Sellers a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which any Representative, any Forward Purchaser or any Forward Sellers reasonably objects.

(d)
Notice to the Representatives, the Forward Purchasers and the Forward Sellers. The Company will advise the Representatives, the Forward Purchasers and the Forward Sellers promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)
Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters, the Forward Purchasers and the Forward Sellers thereof and prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters, the Forward Purchasers and the Forward Sellers and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters, the Forward Purchasers and the Forward Sellers thereof and prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters, the Forward Purchasers and the Forward Sellers and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)
Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as any Representative, any Forward Purchaser or any Forward Seller shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)
Earning Statement. The Company will make generally available to its security holders and the Representatives, the Forward Purchasers and the Forward Sellers as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided, however, that (1) such delivery requirements to the Company’s security holders shall be deemed met by the Company’s compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 and (2) such delivery requirements to the Representatives, the Forward Purchasers and the Forward Sellers shall be deemed met by the Company if the related reports are available on the Commission’s Electronic Data Gathering Analysis and Retrieval System.

(h)
Clear Market. For a period of 60 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to undertake any of the forgoing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of Barclays Capital Inc. and J.P. Morgan Securities LLC other than (a) the Company Shares to be sold hereunder, if any; (b) any shares of Stock issued and delivered pursuant to any Forward Sale Agreement and any Additional Forward Sale Agreement; (c) any grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of Stock or securities convertible into or exercisable or exchangeable for shares of Stock pursuant to any stock incentive plan, employee stock purchase plan or 401(k) plan of the Company in effect at, or the dividend reinvestment plan approved by the Company’s Board of Directors prior to, the Applicable Time (d) shares of Stock the Company may issue upon the settlement of dividend equivalent rights outstanding at the Applicable Time, (e) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this Agreement and described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction, or (f) the issuance of up to 5% of the outstanding shares of Stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, Stock, immediately following the Closing Date, in acquisitions or other similar strategic transactions or pursuant to an employee benefit plan assumed by the Company in connection with such acquisitions or similar transactions or other securities issued in connection with a transaction with an unaffiliated third party that includes a debt financing or a bona fide commercial relationship or any acquisition of assets or acquisition of not less than a majority or controlling portion of the equity of another entity, provided that such recipients of any such shares of Stock and/or securities issued pursuant to this clause (f) during the 60-day restricted period described above enter into a lock-up agreement with the Underwriters for the remainder of the 60-day restricted period.

(i)
Use of Proceeds. The Company will apply the net proceeds from the sale of the Company Shares, if any, and the net proceeds, if any, due upon settlement of any Forward Sale Agreement and any Additional Forward Sale Agreement as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”.

(j)
No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security in order to facilitate the sale or resale of the Shares.

(k)
Exchange Listing. The Company will use its reasonable best efforts to list on the New York Stock Exchange, upon issuance by the Company, (i) the Company Shares to be issued and sold by the Company hereunder, if any, and (ii) the shares of Stock (if any) to be issued to the Forward Purchasers pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements, whether pursuant to Physical Settlement, Net Share Settlement or as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreements or such Additional Forward Sale Agreements, as applicable) or otherwise.

(l)
Reports. During the period commencing on the Closing Date and ending on the later of (i) the date that is two years following the Closing Date or (ii) the end of the Prospectus Delivery Period, the Company will furnish to the Representatives, the Forward Purchasers and the Forward Sellers, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives, the Forward Purchasers and the Forward Sellers to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(m)
Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)
OPUC Order. The Company will timely comply with all conditions of the OPUC Order that are required to be satisfied by it after the date of this Agreement.

5          Certain Agreements of the Underwriters, Forward Purchasers and Forward Sellers. Each Underwriter, each Forward Purchaser and each Forward Seller hereby severally represents and agrees that:

(a)
Neither it nor any Participating Affiliate has used, authorized use of, referred to or participated in the planning for use of, and such Underwriter, such Forward Purchaser or such Forward Seller, as the case may be, will not (and will cause any Participating Affiliate of it not to) use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3A(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter, such Forward Purchaser or such Forward Seller and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), being, an “Underwriter Free Writing Prospectus”).

(b)
Neither it nor any Participating Affiliate of it has, and such Underwriter, such Forward Purchaser or such Forward Seller, as the case may be, will not (and will cause any Participating Affiliate of it not to), without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that any Underwriter, any Forward Purchaser, any Forward Seller and any Participating Affiliate of any of them may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter, any Forward Purchaser, any Forward Seller or any Participating Affiliate of any of them using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c)
Neither it nor any Participating Affiliate of it is subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it or any Participating Affiliate of it is initiated during the Prospectus Delivery Period).

6          Conditions of the Obligations of the Underwriters and the Forward Sellers. The obligation of each Underwriter to purchase the Firm Shares on the Closing Date or the Option Shares on any Additional Closing Date, as the case may be, and the obligations of each Forward Seller to deliver and sell the Borrowed Firm Shares on the Closing Date or the Borrowed Option Shares on any Additional Closing Date, as the case may be, to the Underwriters, in each case, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)
Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives, the Forward Purchasers and the Forward Sellers.

(b)
Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the relevant Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the relevant Additional Closing Date, as the case may be.

(c)
No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d)
No Material Adverse Change. No event or condition of a type described in Section 3A(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Representatives, the Forward Purchasers or the Forward Sellers makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the relevant Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)
Officer’s Certificate. The Representatives, the Forward Purchasers and the Forward Sellers shall have received on and as of the Closing Date and any Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representatives, the Forward Sellers and the Forward Purchasers (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3A(b) and 3A(d) hereof are true and correct, (ii) confirming that, to the knowledge of such officers, the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements hereunder to be performed prior to or at such time and satisfied all conditions on its part to be performed or satisfied hereunder prior to or at such time, in each case at or prior to the Closing Date or the relevant Additional Closing Date, as the case may be, and (iii) subject to the knowledge of such officers, to the effect set forth in paragraphs (a), (c) and (d) above.

(f)
Comfort Letters. On the date of this Agreement and on the Closing Date or the relevant Additional Closing Date, as the case may be, Deloitte & Touche LLP shall have furnished to the Representatives, the Forward Purchasers and the Forward Sellers, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, the Forward Purchasers and the Forward Sellers, in form and substance reasonably satisfactory to the Representatives, the Forward Sellers and the Forward Purchasers, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the relevant Additional Closing Date, as the case may be, shall use a “cut- off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g)
Opinions and 10b-5 Statement of Counsel for the Company. Each of Latham & Watkins LLP, counsel for the Company, and the General Counsel of the Company shall have furnished to the Representatives, the Forward Purchasers and the Forward Sellers, at the request of the Company, their written opinion and, in the case of Latham & Watkins LLP, their 10b-5 statement, in each case dated the Closing Date or the relevant Additional Closing Date, as the case may be, and addressed to the Underwriters, the Forward Purchasers and the Forward Sellers, in form and substance reasonably satisfactory to the Representatives, the Forward Purchasers and the Forward Sellers to the effect set forth in Annexes A1 and A2 hereto.

(h)
Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives, the Forward Purchasers and the Forward Sellers shall have received on and as of the Closing Date or the relevant Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives, the Forward Purchasers and the Forward Sellers may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)
No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the relevant Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the relevant Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(j)
Active Status; Good Standing. The Representatives, the Forward Purchasers and the Forward Sellers shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the active status of the Company in the State of Oregon and its good standing as a foreign entity in such other jurisdictions as any Representative, any Forward Purchaser or any Forward Seller may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)
Exchange Listing. The Company Shares, if any, to be issued and sold by the Company hereunder on the Closing Date or the relevant Additional Closing Date, and the maximum number of shares of Stock (if any) deliverable to each Forward Purchaser pursuant to the Forward Sale Agreement or any Additional Forward Sale Agreement, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreement or any Additional Forward Sale Agreement, as applicable) or otherwise, in each case, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(l)
Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the Company’s officers and directors listed in Exhibit B relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the relevant Additional Closing Date, as the case may be.

(m)
Additional Documents. On or prior to the Closing Date and any Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives, the Forward Purchasers and the Forward Sellers, as applicable, such further certificates and documents as the Representatives, the Forward Purchasers and the Forward Sellers, as applicable, may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters, the Forward Purchasers or the Forward Sellers, as applicable.

7          Indemnification and Contribution.

(a)
Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, each Forward Purchaser and each Forward Seller, each of their respective affiliates, directors and officers and each person, if any, who controls such Underwriter, Forward Purchaser or Forward Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with defending or investigating any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter, any Forward Purchaser or any Forward Seller furnished to the Company in writing by such Underwriter, such Forward Purchaser or such Forward Seller through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter, any Forward Purchaser or any Forward Seller consists of the information described as such in subsection (b) below.

(b)
(i) Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, each Forward Purchaser, each Forward Seller, each of the directors and officers of each Forward Purchaser and each Forward Seller, and each person, if any, who controls the Company, each Forward Purchaser or each Forward Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the Underwriters’ names on the cover page and in the first paragraph under the caption “Underwriting (Conflicts of Interest),” the statements regarding delivery of shares by the Underwriters set forth on the cover page and the information relating to stabilization by the Underwriters appearing under the caption “Underwriting (Conflicts of Interest)-Stabilization, Short Positions and Penalty Bids.”

(c)
Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, the Forward Purchaser, the Forward Seller, each of their respective affiliates, directors and officers and any control persons of such Underwriter, Forward Purchaser or Forward Seller shall be designated in writing by Barclays Capital Inc., upon consultation with the Representatives, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)
Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person, on the one hand, and the Indemnified Person on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Indemnifying Person, on the one hand, and the Indemnified Person on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, each Underwriter, each Forward Purchaser and each Forward Seller shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company (which proceeds shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements assuming Physical Settlement (as such term is defined in the Forward Sale Agreements and/or any Additional Forward Sale Agreements) of the Forward Sale Agreements and any Additional Forward Sale Agreements on the Effective Date (as such term is defined in the Forward Sale Agreements and/or any Additional Forward Sale Agreements)), the total underwriting discounts and commissions received by such Underwriter, and the aggregate Spread (as such term is defined in the Forward Sale Agreements and/or any Additional Forward Sale Agreements) received by the Forward Purchaser affiliated with such Forward Seller, as applicable, under the relevant Forward Sale Agreement and any Additional Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the relevant Forward Seller, bear to the aggregate offering price of the Shares plus the aggregate Spread  (as such term is defined in the Forward Sale Agreements and/or any Additional Forward Sale Agreements) received by the Forward Purchaser or the Forward Purchaser affiliated with such Forward Seller under the relevant Forward Sale Agreement and any Additional Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the relevant Forward Seller. The relative fault of the Indemnifying Person, on the one hand, and the Indemnified Person on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Underwriters, the Forward Purchasers or the Forward Sellers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)
Limitation on Liability. The Company, the Underwriters, the Forward Purchasers and the Forward Sellers agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters, the Forward Purchasers and/or the Forward Sellers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in defending against or investigating any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall (x) an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (y) a Forward Purchaser or a Forward Seller be required to contribute any amount in excess of the amount by which the aggregate Spread  (as such term is defined in the relevant Forward Sale Agreement and/or any Additional Forward Sale Agreement) received by the Forward Purchaser or the Forward Purchaser affiliated with such Forward Seller, as applicable, under the relevant Forward Sale Agreement and any Additional Forward Sale Agreement and exceeds the amount of any damages that such Forward Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f)
Non-Exclusive Remedies. The remedies provided for in this Section 7 paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8          Issuance and Sale by the Company.

(a)
Company Top-Up Firm Shares. In the event that (i) all the Conditions are not satisfied on the Closing Date and any Forward Seller elects, pursuant to Section 2(b), not to deliver the Borrowed Firm Shares deliverable by such Forward Seller or (ii) in a Forward Purchaser’s good faith and commercially reasonable judgment, (A) its affiliated Forward Seller is unable, after using commercially reasonable efforts, to borrow and deliver for sale under this Agreement a number of shares of Stock equal to the number of the Borrowed Firm Shares to be sold by such Forward Seller, or (B) such Forward Seller would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement) of more than a rate equal to 200 basis points per annum to borrow and deliver for sale under this Agreement a number of shares of Stock equal to the number of the Borrowed Firm Shares to be sold by such Forward Seller, then the Company shall issue and sell to the Underwriters, pursuant to Section 2 hereof, in whole but not in part, an aggregate number of shares of Stock equal to the number of Borrowed Firm Shares that such Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the Closing Date for a period not exceeding one business day in order to effect any required changes in any documents or arrangements. The shares of Stock sold by the Company to the Underwriters pursuant to this Section 8(a) in lieu of Borrowed Firm Shares are referred to herein as the “Company Top-Up Firm Shares.”

(b)
Company Top-Up Option Shares. In the event that (i) all the Additional Conditions are not satisfied on any Additional Closing Date and any Forward Seller elects, pursuant to Section 2(c), not to deliver the Borrowed Option Shares deliverable by such Forward Seller or (ii) in a Forward Purchaser’s good faith and commercially reasonable judgment, (A) its affiliated Forward Seller is unable, after using commercially reasonable efforts, to borrow and deliver for sale under this Agreement a number of shares of Stock equal to the number of the Borrowed Option Shares to be sold by such Forward Seller, or (B) such Forward Seller would incur a Stock Loan Fee (as defined under the relevant Additional Forward Sale Agreement) of more than a rate equal to 200 basis points per annum to borrow and deliver for sale under this Agreement a number of shares of Stock equal to the number of the Borrowed Option Shares to be sold by such Forward Seller, then the Company shall issue and sell to the Underwriters, pursuant to Section 2 hereof, in whole but not in part, an aggregate number of shares of Stock equal to the number of Borrowed Option Shares that such Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the relevant Additional Closing Date for a period not exceeding one business day in order to effect any required changes in any documents or arrangements. The shares of Stock sold by the Company to the Underwriters pursuant to this Section 8(b) in lieu of Borrowed Option Shares are referred to herein as the “Company Top-Up Option Shares.”

(c)
Exclusion of Liability. Each Forward Purchaser and each Forward Seller shall not have any liability whatsoever for any Borrowed Shares that such Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions or all of the Additional Conditions, as the case may be, are not satisfied on or prior to the Closing Date or the relevant Additional Closing Date, as applicable, and such Forward Seller elects, pursuant to Section 2 hereof, not to deliver and sell to the Underwriters the Borrowed Shares, (ii) in such Forward Purchaser’s good faith and commercially reasonable judgment, (A) its affiliated Forward Seller is unable, after using commercially reasonable efforts, to borrow and deliver for sale under this Agreement on the Closing Date or the relevant Additional Closing Date, as the case may be, a number of shares of Stock equal to the number of Borrowed Firm Shares or Borrowed Option Shares, as applicable, to be sold by such Forward Seller, or (B) (C) such Forward Seller would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement) of more than a rate equal to 200 basis points per annum to borrow and deliver for sale under this Agreement on the Closing Date or the relevant Additional Closing Date, as the case may be, a number of shares of Stock equal to the number of Borrowed Firm Shares or Borrowed Option Shares, as applicable, to be sold by such Forward Seller.

9          Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10          Termination. This Agreement may be terminated in the absolute discretion of the Representatives or the Forward Seller, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the relevant Additional Closing Date, (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, and the effect of such outbreak, escalation, change, calamity or crisis on the financial markets of the United States, in the reasonable judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the relevant Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

11          Defaulting Underwriter.

(a)
If, on the Closing Date or any Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non- defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled but not obligated to, for a further period of 36 hours, seek to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters, the Forward Purchasers, the Forward Sellers or the Company may postpone the Closing Date or the relevant Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that, in the opinion of counsel for the Company or counsel for the Underwriters, the Forward Purchasers and the Forward Sellers may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)
If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the relevant Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)
If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and, if undertaken by the Company, the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the relevant Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on such Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 12 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)
Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

12          Payment of Expenses.

(a)
Whether or not the transactions contemplated by this Agreement or the Forward Sale Agreements or any Additional Forward Sale Agreements are consummated or this Agreement, any Forward Sale Agreements or any Additional Forward Sale Agreement are terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations thereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as any Representative, any Forward Purchaser or any Forward Seller may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters, the Forward Purchasers and the Forward Sellers); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including reasonable fees and expenses of counsel to the Underwriters, which shall not exceed an aggregate of $15,000 when taken together with the fees and expenses of counsel set forth in clause (v) above); (ix) all expenses incurred by the Company or the Underwriters in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of any Company Shares and any shares of Stock issuable pursuant to the Forward Sale Agreements or any Additional Forward Sale Agreements on the Exchange. Notwithstanding the foregoing, it is understood and agreed that, except as expressly provided in Sections 7 and 12(b), the Underwriters will pay all of their own costs and expenses, including, without limitation, fees and disbursements of their counsel (other than for blue sky and FINRA matters) provided above in this Section 12(a), and transfer taxes on the resale by them of any of the Shares.

(b)
If (i) this Agreement is terminated pursuant to Section 10, (ii) the Company for any reason fails to tender the Company Shares, if any, for delivery to the Underwriters, (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement or (iv) such Forward Seller declines to borrow and sell any Borrowed Shares to the Underwriters for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters, the Forward Purchasers and the Forward Sellers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters, the Forward Purchasers and the Forward Sellers in connection with the Transaction Documents and the transactions contemplated thereby, and the Company shall not in any event be liable to any of the Underwriters, each Forward Purchaser or each Forward Seller for any other amount, including, without limitation, damages on account of loss of anticipated profits from the sale of the Shares.

13          Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14          Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Underwriters, the Forward Purchasers and the Forward Sellers contained in this Agreement or made by or on behalf of the Company, the Underwriters, the Forward Purchasers or the Forward Sellers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement, the Forward Sale Agreements, the Additional Forward Sale Agreements or any investigation made by or on behalf of the Company, the Underwriters, the Forward Purchasers or the Forward Sellers.

15          Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and the term “significant subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

16          Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17          Miscellaneous.

(a)
Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Barclays Capital Inc., 745 7th Avenue, New York, New York 10019 (fax: (646) 834-8133), Attention: Syndicate Registration and c/o J.P. Morgan Securities LLC, 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (fax: 646-834-8133). Notices to the Company shall be given to it at Portland General Electric Company, 121 SW Salmon Street, 1WTC 1711, Portland, Oregon 97204 (fax:  (503) 464-2236); Attention:  Assistant Treasurer.

(b)
Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c)
Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

(d)
Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 17(d):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(e)
Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)
Headings. The headings herein are included for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, PORTLAND GENERAL ELECTRIC COMPANY

By:	/s/ James A. Ajello
Name: James A. Ajello
Title: Senior Vice President Finance CFO, Treasurer and Corporate Compliance Officer

BARCLAYS CAPITAL INC., Acting in its capacity as a Forward Seller and as agent for Barclays Bank PLC

By:	/s/ Robert Stowe
Name: Robert Stowe
Title: Managing Director

BARCLAYS BANK PLC,
Acting in its capacity as a Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties and agreements and party to certain indemnities set forth in this Agreement

By:	/s/ Kevin Cheng
Name: Kevin Cheng
Title: Director

J.P. MORGAN SECURITIES LLC, Acting in its capacity as a Forward Seller and as agent for JPMorgan Chase Bank, National Association
By:	/s/ Lucy Brash
Name: Lucy Brash
Title: Executive Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
Acting in its capacity as a Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties and agreements and party to certain indemnities set forth in this Agreement

By:	/s/ Gaurav Maria
Name: Gaurav Maria
Title: Managing Director

Accepted: October 25, 2022 BARCLAYS CAPITAL INC. J.P. MORGAN SECURITIES LLC

Acting on behalf of themselves and the several Underwriters listed in Schedule 1 hereto.

BARCLAYS CAPITAL INC.

By:	/s/ Robert Stowe
Name: Robert Stowe
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Lucy Brash
Name: Lucy Brash
Title: Executive Director

Schedule 1

Names of Underwriters	Number of Borrowed Firm Shares to be Purchased from Barclays	Number of Borrowed Firm Shares to be Purchased from JPMorgan
Barclays Capital Inc.	1,818,000	1,818,000
JPMorgan Securities LLC	1,818,000	1,818,000
BofA Securities, Inc.	505,000	505,000
Wells Fargo Securities, LLC	505,000	505,000
Guggenheim Securities, LLC	202,000	202,000
Siebert Williams Shank & Co., LLC	202,000	202,000
Total	5,050,000	5,050,000

Names of Forward Purchasers	Number of Shares to be Purchased
Barclays Bank PLC	5,050,000
JPMorgan Chase Bank, National Association	5,050,000
Total	10,100,000

S1-1

Annex A1

Form of Opinion of General Counsel

1          No notice of objection of the Securities and Exchange Commission (the “Commission”) to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act of 1933, as amended (the “Securities Act”) has been received by the Company, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or, to my knowledge, threatened by the Commission.

2          The Company and each of its subsidiaries are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

3          The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of the State of Oregon and have all corporate power and corporate authority necessary to own or hold their respective properties and to conduct the respective businesses in which they are engaged, as described in the Prospectus, except where the failure to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

4          To my knowledge, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to my knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

5          To my knowledge, there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus and that have not been so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

6          To my knowledge, each report and proxy filed by the Company with the Commission and incorporated by reference in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, as of its respective filing or effective date, appeared on its face to be appropriately responsive in all material respects to the applicable requirements for reports on Forms 10-K, 10-Q, 8-K and 8-A and proxy statements under Regulation 14A, as the case may be, under the requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the Commission thereunder.

7          The Company has all necessary corporate power and corporate authority to execute, deliver and perform its obligations under each of the Transaction Documents, and all corporate action required to be taken for the due authorization, execution and delivery by the Company of each of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby or by the Pricing Disclosure Package and the Prospectus has been duly and validly taken.

8          The Company has an authorized capital as set forth in the first sentence under “Description of Common Stock” in the Prospectus; all the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable other than shares of restricted stock that have not yet vested; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

A1-1

9          Each of the Transaction Documents has been duly authorized by the Company, and has been duly executed and delivered by the Company.

10          The execution, delivery and performance by the Company of its obligations under each of the Transaction Documents, the issuance and sale of the Company Shares, if any, being delivered on the Closing Date and the consummation by the Company of the transactions contemplated by the Transaction Documents will not (i) conflict with, breach or violate any of the terms or provisions of, or constitute a default under, or create or impose any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject or (ii) violate the provisions of the charter or by-laws or equivalent organizational documents of the Company or any of its subsidiaries, except, in the case of clause (i) above, for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

11          The execution, delivery and performance by the Company of its obligations under each of the Transaction Documents, the issuance and sale of the Company Shares, if any, being delivered on the Closing Date and the consummation by the Company of the transactions contemplated by the Transaction Documents will not violate any law or statute of the State of Oregon or any judgment, order or regulation applicable to the Company of any court or arbitrator or governmental or regulatory authority of the State of Oregon having jurisdiction over the Company, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect, except that I have not been requested to, and do not, express any opinions with respect to any blue sky or other state securities laws or regulations.

12          No consent, approval, authorization, license, order, registration, qualification, filing or decree applicable to the Company of or with any court or arbitrator or governmental or regulatory authority or public body of the State of Oregon having jurisdiction over the Company is necessary or required on the part of the Company or any of its subsidiaries for (i) the execution, delivery and performance by the Company of its obligations under the Transaction Documents, and the compliance by the Company with the terms thereof, (ii) the issuance and sale of the Company Shares, if any, being delivered on the Closing Date and (iii) the consummation by the Company of the transactions contemplated by the Transaction Documents, except for such other consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable securities laws of the State of Oregon in connection with the purchase and distribution of the Company Shares by the Underwriters, the Forward Purchasers and the Forward Sellers (as to which I have not been requested to and do not express any opinion).

13          The Company Shares, if any, to be issued and sold by the Company have been duly authorized, and when delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement or each Forward Purchaser in accordance with the Forward Sale Agreements, as applicable, will be validly issued, fully paid and non-assessable. The issuance of such Company Shares is not subject to any preemptive or equivalent rights.

A1-2

Annex A2

Form of Latham & Watkins LLP

(a)	Each Forward Sale Agreement is enforceable against the Company in accordance with its terms.

(b)
The execution and delivery of the Underwriting Agreement by the Company and the Forward Sale Agreements by the Company and the issuance and sale of the Confirmation Shares by the Company to the Forward Purchasers pursuant to the Forward Sale Agreements, assuming such Confirmation Shares were issued and sold to the Forward Purchasers on the date hereof in accordance with the terms of the Forward Sale Agreements, do not on the date hereof:

(a)	result in the breach of or a default under any of the Specified Agreements;

(b)	violate any federal or New York statute, rule or regulation applicable to the Company; or

(c)
require any consents, approvals or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Company that have not been obtained or made.

(c)
The Registration Statement has become effective under the Act.  With your consent, based solely on a review of a list of stop orders on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml as of 9:00 a.m. Eastern time on [ ˜ ], 2022, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission.  The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act and the Prospectus has been filed in accordance with Rules 424(b) and 430B under the Act.

(d)
The Registration Statement, when it last became effective, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of the date of the Prospectus Supplement, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Incorporated Documents, the Registration Statement or the Prospectus.  For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

(e)
With your consent, based solely on a certificate of an officer of the Company as to factual matters, the Company is not, and immediately after giving effect to the issuance, sale and delivery of the Confirmation Shares in accordance with the Forward Sale Agreements, assuming such Confirmation Shares were issued, sold and delivered to the Forward Purchasers on the date hereof in accordance with the terms of the Forward Sale Agreements, and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” neither will be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(f)
The statements in the Preliminary Prospectus under the caption “Underwriting (Conflicts of Interest),” insofar as it purports to describe or summarize certain provisions of the documents or U.S. federal and New York laws referred to therein, are accurate descriptions or summaries in all material respects.

A2-1

Annex B

a. Pricing Disclosure Package

Issuer Free Writing Prospectus to be included in the Pricing Disclosure Package: [None]

b. Pricing Information Provided Orally by Underwriters

Price per share: $43.00

Number of shares: 10,100,000

Option to purchase additional shares: 1,515,000

B-1

Annex C

PORTLAND GENERAL ELECTRIC COMPANY.

Pricing Term Sheet

[None]

C-1

Exhibit A

FORM OF LOCK-UP AGREEMENT

[●], 2022

BARCLAYS CAPITAL INC.
J.P. MORGAN SECURITIES LLC

As Representatives of the several
Underwriters listed in Schedule 1
to the Underwriting Agreement
referred to below

c/o

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Re: Portland General Electric Company --- Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Portland General Electric Company, an Oregon corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of common stock, no par value (the “Common Stock”) of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Barclays Capital Inc. and J.P. Morgan Securities LLC on behalf of the Underwriters, the undersigned will not, during the period (the “Lock-Up Period”) ending 60 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (“Convertible Securities”) (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued pursuant to any stock incentive plan, employee stock purchase plan or dividend reinvestment plan of the Company, upon the settlement of dividend equivalent rights or upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, Convertible Securities or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock, Convertible Securities or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or Convertible Securities. Such agreement will not prevent:

(a) the acquisition of Common Stock pursuant to any stock incentive plan or employee stock purchase plan of the Company in effect at, or any dividend reinvestment plan approved by the Company’s board of directors prior to, the Applicable Time;

(b) the acquisition of Common Stock upon the settlement of dividend equivalent rights outstanding at the Applicable Time;

(c) forfeiture, cancellation, withholding, surrender or delivery of shares of Common Stock to the Company sales pursuant to a broker arrangement to satisfy any income, employment and/or social security tax withholding and/or remittance obligations in connection with the vesting during the Lock-Up Period of any restricted stock unit, restricted shares, performance share unit or phantom shares; provided that no filing under Section 16(a) of the Exchange Act of 1934, as amended (the “Exchange Act”) or other public announcement shall be required or shall be made voluntarily in connection with such forfeiture, cancellation, withholding, surrender or delivery, other than a filing on Form 4;

(d) transfers of shares of Common Stock or Convertible Securities to accounts that the undersigned controls that result only in a change in the form of the undersigned’s beneficial ownership of securities without changing the undersigned’s pecuniary interest in the securities and that do not result in the obligation to file a report pursuant to Section 16 of the Exchange Act;

(e) transfers of shares of Common Stock or any Convertible Securities as a bona fide gift, provided that (i) each donee shall sign and deliver to the Representatives a lock-up letter substantially in the form of this letter (provided that (i) if the undersigned transfers shares of Common Stock and Convertible Securities which, in the aggregate, represent no more than 5,000 common share equivalents (determined as provided below) to donees who are bona fide charities, no such bona fide charities shall be required to deliver such lock-up letters to the Representatives, but (ii) if the undersigned transfers shares of Common Stock and Convertible Securities which, in the aggregate, represent more than 5,000 common share equivalents (determined as provided below) to donees who are bona fide charities, then all such charities must deliver such lock-up letters to the Representatives), and (ii) no filing under Section 16(a) of the Exchange Act, or other public announcement, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period, except that a Form 4 filing permitted by clause (c) above may also reflect a reduction in beneficial ownership resulting from a bona fide gift made in accordance with this clause (e) so long as such Form 4 expressly states that such reduction is the result of a bona fide gift. For purposes of this letter, (1) each share of Common Stock shall be deemed to represent one common share equivalent and (2) a Convertible Security shall be deemed to represent a number of common share equivalents equal to the number of shares of Common Stock issuable on conversion, exercise, redemption or exchange, as the case may be, of such Convertible Security;

(f) transfers of shares of Common Stock or Convertible Securities either during the undersigned’s lifetime or on death (i) by will or intestacy, (ii) to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family, or (iii) by operation of law, including domestic relations order, provided that each such transferee shall sign and deliver to the Representatives a lock-up letter substantially in the form of this letter. For purposes of this letter, “immediate family” means any relationship by blood, marriage, domestic partnership or adoption, no more remote than a first cousin;

(g) transfers of shares of Common Stock or Convertible Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by the Company’s board of directors and made to all holders of the Company’s securities involving a “change of control” of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such shares of Common Stock and Convertible Securities held by the undersigned shall remain subject to the provisions of this letter. For purposes of this letter, “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, or any of its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of the total voting power of the outstanding voting stock of the Company; or

(h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Lock-Up Period and no public announcement or filing under the Exchange Act or otherwise regarding the establishment of such plan shall be required or shall be voluntarily made by or on behalf of the undersigned or the Company.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Letter Agreement, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

The undersigned understands that, if the Underwriting Agreement does not become effective on or before November 30, 2022, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from, all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature page follows]

Very truly yours, [NAME OF LOCK-UP PARTY]

By:
Name:
Title:

Exhibit B

List of persons subject to lock-up agreements pursuant to Section 6(l)

1.	Rodney Brown
2.	Jack Davis
3.	Dawn Farrell
4.	Mark Ganz
5.	Marie Oh Huber
6.	Kathryn Jackson
7.	Michael Lewis
8.	Michael Millegan
9.	Lee Pelton
10.	James Torgeson
11.	Patricia Pineda
12.	Maria Pope
13.	James Ajello
14.	Angelica Espinosa
15.	Larry Bekkedahl
16.	John Kochavatr
17.	Brett Sims
18.	Nicholas Blosser
19.	Anne Mersereau
20.	Bradley Jenkins